Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
AUGUST 25, 2015		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES 15% INCREASE IN QUARTERLY DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $1.3 billion community bank holding company with two bank subsidiaries announced today that it will pay a third quarter cash dividend of $0.15 per share on its common stock, a $0.02 or 15.3%, increase from the $0.13 quarterly cash dividend which began in the fourth quarter of 2014.  At its regularly scheduled August meeting, the board of directors declared a $0.15 per share dividend to common shareholders of record on September 15, 2015.  The cash dividend will be paid to shareholders on September 30, 2015.

Premier recently announced a definitive agreement whereby Premier will acquire First National Bankshares Corporation, a $261 million single bank holding company headquartered in Ronceverte, West Virginia, for a combination of cash and stock currently valued at approximately $26.5 million.  The resulting merger will expand Premier's footprint into the Greenbrier Valley of West Virginia and into Covington, Virginia along Interstate 64 with six branch locations.

Certain Statements contained in this news release, including without limitation, statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.